UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2026
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Mirum Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 East Hillsdale Boulevard Suite 300
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 667-4085
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On January 26, 2026, Mirum Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original 8-K”) reporting the Company’s completion of the acquisition of Bluejay Therapeutics, Inc. (“Bluejay”), pursuant to an Agreement and Plan of Merger and Reorganization, dated December 6, 2025 (the “Merger Agreement”), by and among the Company, Bjork Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Bjork Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub II”), Bluejay and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney in fact of the Bluejay security holders, pursuant to which, among other things, Merger Sub I merged with and into Bluejay (the “First Merger”), with Bluejay surviving the First Merger and becoming a wholly owned subsidiary of the Company, and, as part of the same overall transaction, Bluejay, as the surviving entity of the First Merger, merged with and into Merger Sub II (the “Second Merger” and collectively with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a direct wholly owned subsidiary of the Company (such transactions, collectively, the “Acquisition”). Immediately following the consummation of the Acquisition, the Company completed the private placement of 3,385,149 shares of the Company’s common stock (“PIPE Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 536,412 shares of Company common stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $268.5 million (the “PIPE”). The purchase price per PIPE Share was $68.48 and the purchase price per Pre-Funded Warrant was $68.4799 (which equals the purchase price of a PIPE Share, less $0.0001, the exercise price of each Warrant Share). The Company is filing this amendment to the Original 8-K (this “Amendment”) to amend and supplement the Original 8-K to include historical financial statements of Bluejay and pro forma financial information as required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K and that were excluded from the Original 8-K in reliance on the instructions to such items. Except as noted in this paragraph, no other information contained in the Original 8-K is amended or supplemented. This Amendment should be read together with the Original 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)Financial Statements of Businesses Acquired.
The audited financial statements of Bluejay as of and for the year ended December 31, 2025 are filed as Exhibit 99.1 to this Amendment and incorporated herein by reference.
(b)Pro Forma Financial Information.
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and notes to the unaudited pro forma condensed combined financial information of the Company, all giving effect to the Acquisition and the PIPE, are filed as Exhibit 99.2 to this Amendment and incorporated herein by reference.
(d)Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
99.1	Historical Financial Statements of Bluejay Therapeutics, Inc. as of and for the Year Ended December 31, 2025 (audited).
99.2	Unaudited Pro Forma Condensed Combined Financial Information of Mirum Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: April 8, 2026	By:	/s/ Christopher Peetz
Christopher Peetz
Chief Executive Officer